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                                                                    EXHIBIT 23.1


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K, and to the incorporation by reference into the registration statements (File Nos. 333-32214, 333-39908, 333-44702, 333-47672
and 333-85553) on Form S-8 and registration statements (333-50034, 333-50036 and 333-85211) on Form S-3 of Devon Energy Corporation, of our report dated March 5, 2001 included in Mitchell Energy & Development Corp.'s previously filed Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this Form 8-K and the described registration statements.

                                                         /s/ ARTHUR ANDERSEN LLP


Houston, Texas
January 24, 2002